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                                                                  Exhibit 99.6

               CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Exchange Agent:

  The undersigned securities dealer, commercial bank, broker, trust company or other nominee holder of Rights (as defined below) hereby certifies that it is the holder of record ("Record Date Holder") of ____________ common shares, $1.00 par value per share, (the "Common Stock") of American Annuity Group, Inc. (the "Company") on behalf of certain beneficial owners as of the close of business on August ___, 1995, the record date for the Offering (the "Record Date") of up to 3,950,000 shares of Common Stock pursuant to transferable subscription rights ("Rights"), as described in the Company's Prospectus dated August ___, 1995, a copy of which the undersigned has received.

  The undersigned further certifies that __________________________ beneficial owners, on whose behalf it held as of the close of business on the Record Date ____________ shares of Common Stock registered in the name of the undersigned, are each entitled to one additional Right as the Company has agreed that, in lieu of fractional Rights, the number of Rights to which a beneficial owner would otherwise be entitled will be rounded up to the next whole number and, accordingly, the undersigned requests that a Rights Certificate evidencing _____________ additional Rights be issued to it. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing and acknowledges that the Exchange Agent must receive this Certification and Request for Additional Rights, properly completed no later than three business days prior to the Expiration Date, after which time no new Rights Certificates will be issued.

                                ________________________________________
                                Name of Record Holder

                                By:_____________________________________

                                Name:___________________________________

                                Title:__________________________________

                                Address:________________________________

                                     ________________________________

                                Telephone Number:_______________________

                                DTC Participant Number:_________________

                                Dated:____________________________, 1995